                                                                     EXHIBIT 3.2

                            AMENDED AND RESTATED
                            --------------------
                                  BY-LAWS
                                  -------
                                     OF
                                     --
                         UNION CARBIDE CORPORATION
                         -------------------------
                          (A New York Corporation)

                              ---------------

                                 ARTICLE I

                                  OFFICES
                                  -------

         SECTION 1.1 OFFICE. The office of the corporation shall be located in the County of New York, State of New York.

         SECTION 1.2 ADDITIONAL OFFICES. The corporation may also have offices and places of business at such other places, within or without the State of New York, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                ARTICLE II

                               SHAREHOLDERS
                               ------------

         SECTION 2.1 CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall set forth thereon the statements prescribed by any applicable provision of law and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. The signature of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

         A Certificate representing shares shall not be issued until the full amount of consideration therefor has been paid except as Section 504 of the Business Corporation Law may otherwise permit.

         No Certificate representing shares shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount upon such terms and secured by such surety as the Board of Directors may in its discretion require.

         SECTION 2.2 FRACTIONAL SHARE INTERESTS. The corporation may issue certificates for fractions of a share where necessary to effect transactions authorized by the Business Corporation Law which shall entitle the holder in proportion to his fractional holdings, to exercise voting rights, receive dividends and participate in liquidating distributions; or it may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

          SECTION 2.3 SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

         SECTION 2.4 RECORD DATE FOR SHAREHOLDERS. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted.
When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless the directors fix a new record date under this paragraph for the adjourned meeting.

         MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

         SECTION 2.5  MEETINGS.
                      --------
         TIME. The annual meeting shall be held on the date fixed, from time to time, by the directors. A special meeting shall be held on the date fixed by the directors except when the Business Corporation Law confers the right to fix the date upon shareholders.

         PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of New York, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, or, whenever shareholders entitled to call a special meeting shall call the same, the meeting shall be held at the office of the corporation in the State of New York.

         CALL. Annual meetings may be called by the directors or by any officer instructed by the directors to call the meeting or by the President. Special meetings may be called in like manner except when the directors are required by the Business Corporation Law to call a meeting, or except when the shareholders are entitled by said Law to demand the call of a meeting.

         NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. The notice of all meetings shall be in writing, shall state the place, date, and hour of the meeting, and, shall state the name and capacity of the person issuing the same. The notice for a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If the directors shall adopt, amend, or repeal a By-Law regulating an impending election of directors, the notice of the next meeting for election of directors shall contain the statements prescribed by Section 601(b) of the Business Corporation Law. If any action is proposed to be taken which would, if taken, entitle shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect. A copy of the notice of any meeting shall be given, personally, electronically or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, to each shareholder at his record address or at such other address which he may have furnished by notice in writing to the Secretary of the corporation. If transmitted electronically, notice shall be directed to the shareholder's electronic mail address as supplied by the shareholder to the Secretary of the corporation or as otherwise directed pursuant to the shareholder's authorization or instructions. If a meeting is adjourned to another time or place, and, if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

         SHAREHOLDER LIST AND CHALLENGE. A list of shareholders as of the record date, certified by the Secretary or other officer responsible for its preparation or by the transfer agent, if any, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

         CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by any one of the following officers -- the Chairman of the board, if any, the President, a Vice President, or, if none of the foregoing is in office and present, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as Secretary of the meeting, but if neither the Secretary nor Assistant Secretary is present, the chairman of the meeting shall appoint a Secretary of the meeting.

         PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the Business Corporation Law.

         QUORUM. Except for a special election of directors pursuant to
Section 603(b) of the Business Corporation Law, and except as herein otherwise provided, the holders of a majority of the votes of shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum.

         VOTING. Each share of common stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the Business Corporation Law prescribes a different proportion of votes.

         SECTION 2.6 SHAREHOLDER ACTION WITHOUT MEETINGS. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                                ARTICLE III

                            BOARD OF DIRECTORS
                            ------------------

         SECTION 3.1 FUNCTIONS AND DEFINITIONS. The business of the corporation shall be managed by its Board of Directors. The word "director" means any member of the Board of Directors. The use of the phrase "entire board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

         SECTION 3.2 QUALIFICATIONS AND NUMBER. Each director shall be at least eighteen years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of New York. The Board of Directors shall consist of two (2) persons. Such number may be fixed from time to time by action of the directors or of the shareholders, or, if the number is not so fixed, the number shall be one where there continues to be only one person who or which owns all of the shares of the corporation beneficially and of record. The number of directors may be increased or decreased by action of directors or shareholders, provided that any action of the directors to effect such increase or decrease shall require the vote of a majority of the entire board. No decrease shall shorten the term of any incumbent director.

         SECITON 3.3 ELECTION AND TERM. Directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of the remaining directors then in office, although less than a quorum exists. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a vote of a majority of the directors then in office.

         SECTION 3.4  MEETINGS.
                      --------
         TIME. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board of Directors shall be held as soon after its election as the directors may conveniently assemble.

         PLACE. Meetings shall be held at such place within or without the State of New York as shall be fixed by the Board of Directors.

         CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by the President, a Vice President, the Secretary, an Assistant Secretary or a majority of the directors in office.

         NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Notice of the time and place of special meetings shall be given to each director by mailing such notice at least five days prior to the meeting, or orally, or electronically, or by personal service or by telegram at least two days prior to the meeting. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

         QUORUM AND ACTION. A majority of the entire board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as otherwise provided herein or in any applicable provision of law, the vote of a majority of the directors present at the time of the vote at a meeting of the board, if a quorum is present at such time, shall be the act of the board.

         CHAIRMAN OF THE MEETING. The Chairman of the board, if any and if present, shall preside at all meetings. Otherwise, the President, if present, or any other director chosen by the Board of Directors, shall preside.

         SECTION 3.5 REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause by vote of the shareholders. One or more of the directors may be removed for cause by the Board of Directors.

         SECTION 3.6.COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the entire board, designate from their number one or more directors to constitute an Executive Committee which shall possess and may exercise all the powers and authority of the Board of Directors in the management of the affairs of the corporation between meetings of the board (except to the extent prohibited by applicable provisions of the Business Corporation Law), and/or such other committee or committees, which to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. All such committees shall serve at the pleasure of the board. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         SECTION 3.7 CONFERENCE TELEPHONE. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Such participation shall constitute presence in person at such meeting.

         SECTION 3.8 ACTION IN WRITING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the board or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action, and the resolution and the written consents thereto are filed with the minutes of the proceedings of the Board of Directors or committee.

         SECTION 3.9 COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         SECTION 3.10 INTERESTED DIRECTORS. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or organization in which one or more of the directors or officers of the corporation are also directors or officers of such corporation, partnership, association or organization, or have a financial interest therein, shall be voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors of the corporation or any committee thereof that authorizes the contract or transaction, or solely because the votes of any said director or directors are counted for such purpose if:

              (a) The material facts as to the relationship or interest of the director or directors to the contract or transaction are disclosed or known to the Board of Directors of the corporation or any committee thereof, and the Board of Directors of the corporation or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; or

              (b) The material facts as to the relationship or interest of the director or directors to the contract or transaction are disclosed or are known to the shareholders of the corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

              (c) The contract or transaction is fair as to the corporation as of the time the contract or transaction is authorized, approved or ratified by the Board of Directors of the corporation, by a committee thereof or by the shareholders.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof that authorized the contract or transaction.

                                ARTICLE IV

                                 OFFICERS
                                 --------

         SECTION 4.1 EXECUTIVE OFFICERS. The directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as they may determine. Any two or more offices may be held by the same person except the offices of President and Secretary.

         SECTION 4.2 TERM OF OFFICE; REMOVAL. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next meeting of shareholders and until his successor has been elected and qualified. The Board of Directors may remove any officer for cause or without cause.

         SECTION 4.3 AUTHORITY AND DUTIES. All officers, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in these By-Laws, or, to the extent not so provided, by the Board of Directors.

         SECTION 4.4 THE PRESIDENT. The President shall be the chief executive officer of the corporation. Subject to the direction and control of the Board of Directors, he shall be in general charge of the business and affairs of the corporation.

         SECTION 4.5 VICE PRESIDENTS. Any Vice President that may have been appointed, in the absence or disability of the President shall perform the duties and exercise the power of the President, in the order of their seniority, and shall perform such other duties as the President or Board of Directors shall prescribe.

         SECTION 4.6 THE SECRETARY. The Secretary shall keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors.

         SECTION 4.7 THE TREASURER. The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                 ARTICLE V

                             BOOKS AND RECORDS
                             -----------------

         The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and any committee which the directors may appoint, and shall keep at the office of the corporation in the State of New York or at the office of the transfer agent or registrar, if any, in said state, a record containing the names and addresses of all shareholders, the number and class of shares held by each, and the date when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

                                ARTICLE VI

                              INDEMNIFICATION
                              ---------------

         SECTION 6.1 MANDATORY INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The Company shall indemnify any person who was or is a defendant or is threatened to be made a defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person:

              (a)  Is or was a Director, officer or employee of the Company; or

              (b) Is or was a Director, officer or employee of the Company and is or was serving at the request of the Company as a director, trustee, member, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding;

such indemnification to be provided to the full extent such person would be entitled to indemnification under the then current Bylaws of The Dow
Chemical Company if he or she were a Director (in the case of Directors of the Company), officer (in case of officers of the Company) or employee (in case of employees of the Company) of The Dow Chemical Company; provided, however, that if any provision(s) of the indemnification provided hereunder shall be invalid under the laws governing the Company, such provision(s) shall be ineffective to the extent of such invalidity, without invalidating or affecting in any manner whatsoever the remaining provisions of such indemnification. Any repeal, amendment or modification of this Section 6.1 shall not affect any rights or obligations then existing between the Company and any then incumbent or former Director, officer or employee with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon such state of facts.

         SECTION 6.2 PERMITTED INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person:

              (a) Is or was a Director, officer, employee or agent of the Company; or

              (b) Is or was a Director, officer, employee or agent of the Company and is or was serving at the request of the Company as a director, trustee, member, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding;

such indemnification to be provided to the full extent The Dow Chemical Company would be permitted to indemnify such person under the then current Bylaws of The Dow Chemical Company if he or she were a Director (in the case of Directors of the Company), officer (in the case of officers of the Company), employee (in the case of employees of the Company) or agent (in the case of agents of the Company) of The Dow Chemical Company; provided, however, that if any provision(s) of the indemnification provided hereunder shall be invalid under the laws governing the Company, such provision(s) shall be ineffective to the extent of such invalidity, without invalidating or affecting in any manner whatsoever the remaining provisions of such indemnification.

         SECTION 6.3 JUDICIAL DETERMINATION OF INDEMNIFICATION. Any incumbent or former Director, officer or employee may apply to any court of competent jurisdiction in the Company's jurisdiction of formation to order indemnification to the extent mandated under Section 6.1 above. The basis of such order of indemnification by a court shall be a determination by such court that indemnification of the incumbent or former Director, officer or employee is proper in the circumstances. Notice of any application for indemnification pursuant to this Section 6.3 shall be given to the Company promptly upon the filing of such application.

         SECTION 6.4 EXPENSES PAYABLE IN ADVANCE. If permitted by the laws governing the Company, expenses incurred by any Director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it ultimately shall be determined that the Director or officer is not entitled to be indemnified by the Company as authorized in this Section VI. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         SECTION 6.5 NONEXCLUSIVITY. The indemnification and advancement of expenses mandated or permitted by, or granted pursuant to, this Section VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested Directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise both as to action by the person in an official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Sections 6.1 or 6.2 above as defendants shall be made to the fullest extent provided hereunder. The provisions of this
Section VI shall not be deemed to preclude the indemnification of any person who is not specified in Sections 6.1 or 6.2 above, but whom the Company has the power or obligation to indemnify under the laws of the Company's jurisdiction of formation or otherwise.

         SECTION 6.6 INSURANCE. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person in any such capacity, or arising out of the person's status as such, whether or not the Company would have the power or the obligation to indemnify the Director, officer, employee or agent of the Company against such liability under the provisions of this Section VI.

         SECTION 6.7 DEFINITIONS. For the purposes of this Section VI references to "the Company" shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which,if its separate existence had continued, would have had power and authority to indemnify its directors, officers, trustees, members, employees and/or agents, so that any person who is or was a director, officer, trustee, member, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, trustee, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Section VI with respect to the resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued. The term "other enterprise" as used in this Section VI shall include employee benefit plans. References to "fines" in this Section shall include excise taxes assessed on a person with respect to an employee benefit plan. The phrase "serving at the request of the Company" shall include any service as a Director, officer, employee or agent of the Company that imposes duties on, or involves services by, such Director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries.

         SECTION 6.8 SURVIVAL. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section VI shall continue as to a person who has ceased to be a Director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such person.

                                ARTICLE VII

                              CORPORATE SEAL
                              --------------

         The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe.

                               ARTICLE VIII

                                FISCAL YEAR
                                -----------

         The fiscal year of the corporation shall be as fixed by the Board of Directors.

                                ARTICLE IX

                           CONTROL OVER BY-LAWS
                           --------------------

         The shareholders entitled to vote in the election of directors or the directors upon compliance with any statutory requisite may amend or repeal the By-Laws and may adopt new By-Laws, except that the directors may not amend or repeal any By-Law or adopt any new By-Law, the statutory control over which is vested exclusively in the said shareholders or in the incorporators. By-Laws adopted by the incorporators or directors may be amended or repealed by the said shareholders.